Exhibit 10.26

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into and made effective the 19th day of November, 2013 (the “Effective Date”) between UNIVERSITY OF MIAMI and its School of Medicine, whose principal place of business is at 1951 NW 7th Avenue, Suite 110, Miami, Florida 33136 (hereinafter referred to as “MIAMI”) and Pelican Therapeutics, Inc., a Delaware corporation, whose principal place of business is at 100 Europa Drive, Suite 420, Chapel Hill, NC 27517 (hereinafter referred to as “COMPANY”).

WITNESSETH

WHEREAS, MIAMI is the sole owner of the technology and product identified as the Stimulation of TNFRSF25 with TL1A-Ig Fusion Proteins Technology (UMM-143 and UMN-106);

WHEREAS, MIAMI is the sole owner of the patent rights relating to the Stimulation of TNFRSF25 with TL1A-Ig Fusion Proteins Technology (UMM-143 and UMN-106);

WHEREAS, COMPANY has obtained from MIAMI the patent rights to Treg Expansion (UMI-176) which is related to UMM-143 and UMN-106;

WHEREAS, MIAMI wishes to exclusively license to COMPANY the Stimulation of TNFRSF25 with TL1A-Ig Fusion Proteins Technology (UMM-143 and UMN-106 and patent rights related thereto; and

WHEREAS, COMPANY desires to acquire an exclusive license from MIAMI to the Stimulation of TNFRSF25 with TL1A-Ig Fusion Proteins Technology (UMM-143 and UMN-106) and patent rights related thereto for the purpose of commercially marketing the Stimulation of TNFRSF25 with TL1A-Ig Fusion Proteins Technology (UMM-143 and UMN-106).

NOW THEREFORE, for these and other valuable considerations, the receipt of which is hereby acknowledged, the parties agree as follows:

1.DEFINITIONS:

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1.1“Affiliate” shall mean any corporation or other business entity controlled by, controlling or under common control with COMPANY. For this purpose, “control” shall mean direct or indirect beneficial ownership of at least a fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of such corporation or other business entity, or such other relationship as in fact, constitutes actual control.

1.2“Sublicensee” as used in this Agreement shall mean any third party to whom COMPANY has granted a license to make, have made, use and/or sell the Product under the Patent Rights, provided said third party has agreed in writing with COMPANY to accept the conditions and restrictions agreed to by COMPANY in this Agreement.

1.3“Patent Rights” shall mean the following United States Patent applications: UMM-143: US Provisional Patent Applications serial number 61/750,672 titled “CLONING, EXPRESSION, AND FUNCTIONAL CHARACTERIZATION OF TL1A-Ig” and filed on January 9, 2013; US Provisional Patent Applications serial number 61/753,634 titled “CLONING, EXPRESSION, AND FUNCTIONAL CHARACTERIZATION OF TL1A-Ig” and filed on January 17, 2013; UMN-106: US Provisional Patent Application serial number 61/842,127 titled “Cloning, Expression and Functional Characterization of TL1A-Ig” and all United States patents and foreign patents and patent applications claiming the priority date of the US Provisional Patent Applications; all divisionals, continuations of the foregoing; and those claims in continuations-in-part of the foregoing that are described in sufficient detail in US Provisional Patent Application serial numbers 61/750,672 and/or US Provisional Patent Applications serial number 61/753,634 and/or US Provisional Patent Application serial number 61/842,127 to meet the requirements of 35 U.S.C. 112¶1; and any re-examinations or reissues of the foregoing.

1.4“Licensed Product” shall mean any product or part thereof which:

(a)	is covered in whole or in part by an issued, unexpired, and not adjudicated unenforceable claim or a pending claim contained in the Patent Rights; or
(b)	is manufactured by using a process which is covered in whole or in part by an issued, unexpired, and not adjudicated unenforceable claim or a pending claim contained in the Patent Rights.

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1.5“Licensed Process” shall mean any process practiced in a country in which said process is covered in whole or in part by an issued, unexpired, and not adjudicated unenforceable claim or pending claim contained in the Patent Rights.

1.6“Net Sales” shall mean the sum of all amounts invoiced on account of sale or use of Licensed Products and Licensed Processes by COMPANY and its Affiliates or any Sublicensees to non-affiliated third party purchasers or users of Licensed Products or Licensed Processes, less (a) discounts to purchasers in amounts customary in the trade, (b) amounts for transportation or shipping charges to purchasers, (c) credits for returns, allowances or trades, and (d) taxes and duties levied on the sale or use of Licensed Products, whether absorbed by COMPANY or paid by the purchaser.

1.7“Territory” shall mean worldwide.

1.8“Field of Use” shall mean all human healthcare and research applications.

1.9“Licensed Materials” shall mean MIAMI’s biological materials in the possession of Dr. Eckhard Podack’s laboratory at the Effective Date that are covered in whole or in part by an issued, unexpired, and not adjudicated unenforceable claim or a pending claim contained in the Patent Rights.

1.10“COMPANY Materials” shall mean any biological materials (e.g., humanized monoclonal antibodies) that COMPANY makes or has made using Licensed Materials or sequence information from any polynucleotides or polypeptides contained in the Licensed Materials.

2.GRANT:

2.1MIAMI hereby grants to COMPANY an exclusive license, subject to any rights of the U.S. government specified in section 4 below, in the Territory for the Field of Use, with the right to sublicense, under the Patent Rights, to make, have made for its own use and sale, use and sell Licensed Products and Licensed Processes.

2.2MIAMI also hereby grants to COMPANY an exclusive license to make, use, and/or sell the Licensed Materials in the Territory for the Field of Use. At COMPANY’s request, MIAMI shall provide COMPANY with a reasonable amount of Licensed Materials so

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that COMPANY may reproduce such Licensed Materials for the purpose of making, selling, or using Licensed Products or Licensed Processes.

2.3MIAMI reserves to itself the non-transferable right to make and use Licensed Materials, Licensed Products and/or Licensed Processes solely for its internal, non-commercial, scientific research, not-for-profit clinical research, and educational purposes. Except to the extent required by law, MIAMI shall not transfer the Licensed Materials to any third party without first obtaining, in a Material Transfer Agreement, the written agreement of that third party to not use or further distribute such materials for commercial purposes. MIAMI shall notify COMPANY in writing of any third party request for such materials and provide COMPANY at least ten (10) days to object to such request on the basis that such transfer would interfere with the objectives of this Agreement.

2.4COMPANY hereby grants to MIAMI the non-transferable right to make and use COMPANY Materials solely for its internal, non-commercial scientific research, not-for-profit clinical research, and educational purposes. At MIAMI’s request, COMPANY shall provide MIAMI with a reasonable amount of COMPANY Materials solely for the aforesaid purpose. Without the express written consent of COMPANY, MIAMI shall not transfer to a third party any COMPANY Materials or derivatives thereof or any non-public sequence information from any polynucleotides or polypeptides contained in the foregoing.

3.TERM:

The license granted by this Agreement shall be exclusive in the licensed Field of Use for a term commencing as of the effective date of this Agreement and continue until the expiration, on a country by country basis, of all of the Patent Rights.

4.UNITED STATES LAWS:

4.1COMPANY understands that the Licensed Subject Matter may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government’s rights under any agreement and any applicable law or regulation. If there is a conflict between an agreement, applicable law or regulation and this Agreement, the terms of the Government agreement, applicable law or regulation shall prevail.

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Specifically, This Agreement is subject to all of the terms and conditions of Title 35 United States Code sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be “manufactured substantially in the United States,” and COMPANY agrees to take all reasonable action necessary on its part as COMPANY to enable MIAMI to satisfy its obligation thereunder, relating to Invention(s).

4.2It is understood that MIAMI is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by COMPANY that COMPANY shall not export data or commodities to certain foreign countries without prior approval of such agency. MIAMI neither represents that a license shall not be required nor that, if required, it shall be issued.

5.PATENT PROTECTION AND INFRINGEMENT:

5.1COMPANY, during the term of this Agreement, is responsible for the filing and the prosecution and paying of all patents and applications. COMPANY shall keep MIAMI fully apprised on the status of all Patent Rights and shall provide MIAMI the opportunity to make comments and suggestions on all decisions relating to the prosecution of the Patent Rights (e.g., office actions). COMPANY shall in good faith consider incorporating such comments and suggestions unless such incorporation would be contrary to the purposes of this Agreement. Where there is disagreement, MIAMI’s comments and opinion shall prevail.

5.2COMPANY shall promptly notify MIAMI in writing of any claim of Patent Rights infringement which may be asserted against COMPANY or MIAMI, its Affiliates and any sublicensees because of the manufacture, use, promotion and sale of Products.

5.3COMPANY shall reimburse MIAMI for all past patent fees ([*****] as of October 23, 2013) within thirty (30) days of the Effective Date, relating to the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents incurred prior to the Effective Date.

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5.4COMPANY will defend, indemnify and hold harmless MIAMI, its Trustees, officers, directors, employees and its Affiliates against any and all judgments and damages arising from any and all third party claims of Patent Rights infringement which may be asserted against MIAMI, and Affiliates because of the manufacture, use, promotion and sale of Licensed Products. COMPANY will bear all costs and expenses incurred in connection with the defense of any such claims or as a result of any settlement made or judgment rendered on the basis of such claims. MIAMI shall have no further liability to COMPANY for any loss or damages COMPANY may incur as a result of the invalidity of MIAMI’S Patent Rights. MIAMI will have the right, but not the obligation to retain counsel at its expense in connection with any such claim. MIAMI at its option, shall have the right, within thirty days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

5.5Upon learning of any infringement of Patent Rights by third parties in any country, COMPANY and MIAMI will promptly inform each other, as the case may be, in writing of that fact and will supply the other with any available evidence pertaining to the infringement. COMPANY at its own expense, shall have the option to take whatever steps are necessary to stop the infringement at its expense and recover damages therefore. If requested by COMPANY, MIAMI will join in any legal actions enforcing or defending the Patent Rights against third parties deemed necessary or advisable by COMPANY to prevent or seek damages, or both, from the infringement of the Patent Rights provided that COMPANY funds all costs associated with such actions, using counsel mutually acceptable to COMPANY and MIAMI, and indemnifies and holds MIAMI harmless with respect to any claims or damages made against or sustained by MIAMI in connection with such involvement. In the event that MIAMI and COMPANY mutually bring suit, costs and expenses shall be borne by COMPANY, and any recovery shall be shared by the parties as if such infringing sales were Net Sales. In any event, no settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of MIAMI, which shall not be unreasonably withheld. In the event COMPANY does not take steps to stop the infringement, MIAMI shall have the right to bring suit at its own expense. In such event, financial recoveries will be entirely retained by MIAMI.

5.6MIAMI shall have no responsibility with respect to COMPANY’s own trademarks and tradename, and COMPANY in respect to the use thereof will defend, indemnify and hold harmless MIAMI against any and all third party claims.

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6.INDEMNIFICATION:

6.1COMPANY agrees to release, indemnify and hold harmless the MIAMI, its trustees, officers, faculty, employees, Affiliates, agents and students against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including reasonable attorney’s fees through the appellate levels) which may be brought against MIAMI, its trustees, officers, faculty, employees, Affiliates, agents and/or students as a result of or arising out of any willful misconduct or negligent act or omission of COMPANY, its agents, or employees, or arising out of use, production, manufacture, sale, lease, consumption or advertisement by COMPANY or any third party, including any Sublicensees of any Licensed Product, Licensed Patent, Licensed Process, or Licensed Materials covered by this Agreement.

6.2MIAMI agrees to release and hold harmless the COMPANY, its directors, officers, employees, Affiliates, Sublicensees, and agents against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including reasonable attorney’s fees through the appellate levels) which may be brought against COMPANY, its directors, officers, employees, Affiliates, Sublicensees, and/or agents as a result of or arising out of any willful misconduct, or negligent act or omission of MIAMI; or, except where caused by COMPANY’s negligence or willful misconduct, arising out of use, sale, lease, consumption or advertisement by MIAMI of any COMPANY Materials covered by this Agreement.

6.3This Agreement to reimburse and indemnify under the circumstances set forth above shall continue after the termination of this Agreement.

7.NO REPRESENTATIONS/WARRANTIES:

7.1MIAMI hereby represents and warrants to COMPANY that MIAMI owns the Patent Rights and Licensed Materials and has not assigned any rights therein or given any license or other rights thereto to any party other than COMPANY.

7.2MIAMI hereby represents and warrants that, although it has not conducted any investigation, it has no knowledge of any patents or patent applications, other than the Patents Rights, that contain a claim that would be infringed by the sale or use of a Licensed Product, Licensed Process, or Licensed Materials.

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7.3EXCEPT AS PROVIDED ABOVE, MIAMI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY INVENTION(S) OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, LICENSED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION OR PRODUCT; OR THAT THE USE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS. MIAMI SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY ANY COMPANY OR ANY THIRD PARTIES RESULTING FROM THE USE, PRODUCTION, MANUFACTURE, SALE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF THE PRODUCT.

7.4The provisions of this Section shall continue beyond the termination of this Agreement.

8.ROYALTIES:

8.1In consideration of the license herein granted, COMPANY shall pay royalties to MIAMI as follows:

(a)

COMPANY agrees to pay to MIAMI a license issue fee of $35,000, of which [*****] is due within 30 days of signing this Agreement. Further, COMPANY agrees to pay MIAMI the remaining license issue fee of [*****] in the following manner: [*****] by December 1, 2013 and [*****] by April 1, 2014.

(b)	In the event that COMPANY terminates its license to UMI-176 (see the recitals), COMPANY agrees to pay MIAMI minimum royalty payments, as follows:

Payment	Year
[$10,000]	2014
[$20,000]	2015 and every year thereafter on the same date, for the life of this Agreement.

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The minimum royalty shall be paid for each year after the UMI-176 license has been terminated. No minimum royalty shall be due under this Agreement for any year in which the UMI-176 license is in force. The minimum royalty payment shall be due on or before May 31 of the calendar year. Any minimum royalty paid in a calendar year will be credited against the earned royalties for that calendar year. It is understood that the minimum royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due MIAMI for other than the same calendar year in which the royalties were earned.

(c)

COMPANY agrees to pay to MIAMI as earned royalties a royalty calculated as a percentage of COMPANY’s Net Sales of Licensed Products which, if not for this Agreement, would infringe the Patent Rights, in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of the date the Licensed Product and/or Licensed Process is actually sold and paid for, the date an invoice is sent by COMPANY, or the date a Licensed Product and/or Licensed Process is transferred to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of [*****] of Net Sales.

(d)

For a sublicense, COMPANY shall pay to MIAMI an amount equal to [*****] of what COMPANY would have been required to pay to MIAMI had COMPANY sold the amount of Licensed Products sold by the Sublicensees. In addition, if COMPANY receives any fees, minimum royalties, or other payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or

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value of Licensed Products or Licensed Processes sold by the Sublicensees nor represent payment of costs to COMPANY for a development program which COMPANY is obligated to perform under such sublicense, then COMPANY shall pay MIAMI [*****] of such payments.

(e)	In addition to all other payments required under this Agreement, in the event that COMPANY terminates its license to UMI-176, COMPANY agrees to pay MIAMI milestone payments, as follows:

Payment	Event
[$25,000]	Upon submission of an IND for a Licensed Product
[$25,000]	Upon approval of an IND for a Licensed Product
[$100,000]	Upon completion of a phase 1 clinical trial for a Licensed Product
[$250,000]	By the earlier of May 31, 2022 or the approval of an NDA for a Licensed Product

(f)

In the event that licenses from third parties are required by COMPANY in order to make, have made, use, sell, offer to sell or import any particular Licensed Product or Licensed Process, then the earned royalty which COMPANY is obligated to pay MIAMI under this Agreement shall be reduced by [*****] for each one dollar ($1.00) in royalties which COMPANY is obligated to pay to third parties under such licenses, further provided, however, that the royalties payable to MIAMI under this Section shall not be reduced to less than [*****]of the applicable Net Sales.

(g)	In the event that COMPANY requires more than one license from the MIAMI to make, have made for its use, sell, offer to sell or import any

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particular Licensed Product or Licensed Process as defined in sections 1.4 and 1.5, respectively, of this Agreement, then the combined earned royalties shall not exceed [*****] of Net Sales and any sublicense fees shall not exceed [*****] of what COMPANY would have been required to pay to MIAMI had COMPANY sold the amount of Licensed Products sold by the Sublicensees.

8.2All payments shall be made hereunder in U.S. dollars; provided however, that if the proceeds of the sales upon which such royalty payments are based are received by the COMPANY in a foreign currency or other form that is not convertible or exportable in dollars, and the COMPANY does not have ongoing business operations or bank accounts in the country in which the currency is not convertible or exportable, the COMPANY shall pay such royalties in the currency of the country in which such sales were made by depositing such royalties in MIAMI’S name in a bank designated by MIAMI in such country. Royalties in dollars shall be computed by converting the royalty in the currency of the country in which the sales were made at the exchange rate for dollars prevailing at the close of the business day of the COMPANY’S quarter for which royalties are being calculated as published the following day in the Wall Street Journal (or, if it ceases to be published, a comparable publication to be agreed upon from time to time by the parties), and with respect to those countries for which rates are not published in the Wall Street Journal, the exchange rate fixed for such date by the appropriate United States governmental agency.

8.3In the event the royalties set forth herein are higher than the maximum royalties permitted by the law or regulations of a particular country, the royalty payable for sales in such country shall be equal to the maximum permitted royalty under such law or regulation.

8.4In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to MIAMI under this Agreement, the COMPANY shall have the right to pay such taxes to the local tax authorities on behalf of MIAMI and the payment to MIAMI of the net amount due after reduction by the amount of such taxes, shall fully satisfy the COMPANY’S royalty obligations under this Agreement.

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9.DILIGENCE:

9.1COMPANY shall use efforts at least sufficient to meet the requirements of the Bayh-Dole Act to manufacture, market and sell the Licensed Products in the Territory, and to create a demand for the Products.

9.2COMPANY agrees to submit reports, upon MIAMI’s request but no more than every 6 months as to its efforts to develop markets for the Licensed Products. Such reports shall include assurance by COMPANY of its intent to actively develop commercial embodiments of Licensed Products and a summary of its efforts in this regard.

9.3Unless COMPANY has introduced a Licensed Product into the commercial marketplace in one of the three major markets (European Union, Japan and the United States) or has made best efforts (for avoidance of doubt it will be presumed that COMPANY has used best efforts if it has a Licensed Product in a phase III clinical trial) to achieve the same prior to December 31, 2022 COMPANY agrees that MIAMI may terminate this Agreement by providing COMPANY ninety (90) advanced written notice of its intent to terminate this Agreement. In the event the payment of earned royalties, once begun and if any are due, ceases for more than two (2) calendar quarters, and COMPANY fails to cure this breach within two (2) months after being provided written notice of same, MIAMI may terminate this Agreement.

10.REPORTS AND RECORDS:

10.1During the term of this Agreement and before the COMPANY launches sale of Licensed Products, COMPANY shall provide semi-annual report due June 30, and December 31 of each calendar year detailing COMPANY’s research and development activities and efforts. Further, after commencing the first sale, the COMPANY shall furnish to MIAMI reports on a quarterly specifying during the preceding calendar quarter (a) the number or amount of Licensed Products sold hereunder by COMPANY, and/or its Affiliates or Sublicensees, (b) the total billings for all Licensed Products sold, (c) deductions as applicable in paragraph 1.6, (d) total royalties due, (e) names and addresses of all Sublicensees. Such reports shall be due within forty-five (45) days following the last day of each calendar quarter in each year during the term of this Agreement. Each such report shall be accompanied by payment in full of the amount due MIAMI in United States dollars calculated in accordance with Section 8.1 hereof.

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10.2For a period of three (3) years from the date of each report pursuant to Paragraph 10.1, COMPANY, shall keep records adequate to verify each such report and accompanying payment made to MIAMI under this Agreement, and an independent certified public accountant or accounting firm selected by MIAMI and acceptable to COMPANY may have access, on reasonable notice during regular business hours, not to exceed once per year, to such records to verify such reports and payments. Such accountant or accounting firm shall not disclose to MIAMI any information other than that information relating solely to the accuracy of, or necessity for, the reports and payments made hereunder. The fees and expense of the certified public accountant or accounting firm performing such verification shall be borne by MIAMI unless in the event that the audit reveals an underpayment of royalty by more than [*****], the cost of the audit shall be paid by COMPANY.

11.MARKING AND STANDARDS:

11.1Prior to the issuance of patents on the Invention(s), COMPANY agrees to mark and have sublicensees mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with a proper patent notice as specified under the patent laws of the United States.

11.2COMPANY further agrees to maintain satisfactory standards in respect to the nature of the Licensed Products manufactured and/or sold by COMPANY. COMPANY, agrees that all Licensed Products manufactured and/or sold by it shall be of a quality which is appropriate to products of the type here involved. COMPANY agrees that similar provisions shall be included in sublicenses of all tiers.

12.ASSIGNMENT:

12.1This Agreement is not assignable by COMPANY or by operation of law without the prior written consent of MIAMI at its sole discretion except that COMPANY shall have the right to transfer or assign this Agreement to any entity which acquires all or substantially all of COMPANY’s assets provided that COMPANY gives MIAMI thirty (30) days advance written notice of the intended assignment and considers in good faith any of MIAMI’s concerns relating to the intended assignment. The foregoing sentence shall not be construed to require COMPANY to obtain MIAMI’s approval of any Sublicensees.

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12.2This Agreement shall extend to and be binding upon the successors and legal representatives and permitted assigns of MIAMI and COMPANY.

13.NOTICE:

Any notice, payment, report or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be mailed by certified mail or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such correspondence shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving party.

All correspondence to COMPANY shall be addressed as follows:

CEO
Pelican Therapeutics, Inc.
100 Europa Drive, Suite 420
Chapel Hill, NC 27517

All correspondence to MIAMI shall be addressed, in duplicate, as follows:

FOR NOTICE:

Vice President
Business Affairs
327 Max Orovitz Building
1507 Levante Avenue
Coral Gables, Florida 33124-1432

FOR NOTICE AND PAYMENT:

Office of Technology Transfer
University of Miami

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1951 NW 7th Avenue, Suite 110
Miami, FL 33136

Either party may change the address to which correspondence to it is to be addressed by notification as provided herein.

14.TERMINATION:

14.1A party shall have the right to terminate this Agreement if the other party commits (a) a material breach of an obligation under this Agreement or (b) provides a false report, and continues in breach for more than ninety (90) days after receiving unambiguous written notice of such breach or false report; however, in the event COMPANY breaches its obligations under Sections five (5) or eight (8) above, COMPANY shall have thirty (30) days after receiving written notice to cure such breach, after which MIAMI shall have the right to terminate this Agreement. Such termination shall be effective upon further written notice to the breaching party after failure by the breaching party to cure such default.

14.2The license and rights granted in this Agreement have been granted on the basis of the special capability of COMPANY to perform research and development work leading to the manufacture and marketing of the Products. Accordingly, COMPANY covenants and agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto, be commenced by or against COMPANY, and, if against COMPANY, said proceedings shall not be dismissed with prejudice before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event COMPANY shall be adjudged insolvent or make an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied upon the license hereby created and not be released or satisfied within ten (10) days thereafter, or if a receiver be appointed in any proceeding or action to which COMPANY is a party with authority to exercise any of the rights or privileges granted hereunder and such receiver be so discharged within a period of forty-five (45) days after his appointment, any such event shall be deemed to constitute a breach of this Agreement by COMPANY and, MIAMI, at the election of MIAMI, but not otherwise, ipso facto, and without notice or other action by MIAMI, shall terminate this Agreement and all rights of COMPANY hereunder and all rights of any and all persons claiming under COMPANY.

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14.3COMPANY shall have the right to terminate this Agreement by providing ninety (90) days written notice of its intent to terminate this Agreement to MIAMI.

14.4Any termination of this Agreement shall be without prejudice to MIAMI’s right to recover all amounts accruing to MIAMI prior to such termination and cancellation. Except as otherwise provided, should this Agreement be terminated for any reason, COMPANY shall have no rights, express or implied, under any patent property which is the subject matter of this Agreement, nor have the right to recover any royalties paid MIAMI hereunder. Upon termination, COMPANY shall have the right to dispose of Licensed Products then in their possession and to complete existing contracts for such products, so long as contracts are completed within six (6) months from the date of termination, subject to the payment of royalties to MIAMI as provided in Section 8 hereof.

15.CERTIFICATE OF INSURANCE:

15.1At least thirty (30) days before it causes a Licensed Product to be administered to a human subject, COMPANY shall obtain (and thereafter shall maintain) and provide proof of liability insurance coverage for the Product in the amount of three million dollars ($3,000,000) and at no expense to MIAMI, COMPANY shall name MIAMI as an additional insured. Within fourteen (14) days before it causes a Licensed Product to be administered to a human subject, COMPANY shall provide a certificate of such product liability insurance to MIAMI. COMPANY agrees to carry and keep in force, at its expense, general liability insurance with limits not less than $1,000,000 per person and $3,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property of any person. Such insurance shall contain an endorsement naming the University of Miami as an additional insured with respect to this Agreement. Within fourteen (14) days of the Effective Date, COMPANY shall provide a certificate of such general liability insurance to MIAMI. Insurance Certificates should be sent to the University of Miami upon execution of this Agreement and on the anniversary of that date every year thereafter, Office of Technology Transfer, 1951 NW 7th Avenue, Suite 110, Miami, Florida 33136.

15.2COMPANY shall not cancel such insurance without thirty (30) days prior notice to MIAMI. Such cancellation shall be cause for termination.

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15.3The terms of this provision shall extend beyond termination of the agreement.

16.USE OF NAME:

COMPANY shall not use the name of the University of Miami, or any of its employees, or any adaptation thereof, in any publication, including advertising, promotional or sales literature without the prior written consent of Mr. Humberto Speziani, Vice President of Business Services, 327 Max Orovitz Bldg., 1507 Levante Avenue, Coral Gables, FL 33124-1432. MIAMI shall notify COMPANY within ten (10) days of being provided notice of its decision regarding each instance of intended use of name(s) name(s). The absence of a response by MIAMI within this ten (10) day period shall constitute implied permission for COMPANY to use such name in that instance. Any press releases concerning this Agreement must be mutually agreed upon by the parties.

17.GOVERNING LAW:

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

18.CAPTIONS:

The captions and paragraph heading of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

19.SEVERABILITY:

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in valid and enforceable manner, and the remainder of the Agreement shall remain binding upon the parties hereto.

20.SURVIVAL:

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20.1The provisions of Sections 5, 6 and 7 shall survive the termination or expiration of this Agreement and shall remain in full force and effect.

20.2The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

21.AMENDMENT:

No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

22.WAIVER:

No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

23.CONFIDENTIALITY:

Each Party shall maintain all information of the other Party which is treated by such other Party as proprietary or confidential (referred to herein as “Confidential Information”) in confidence, and shall not disclose, divulge or otherwise communicate such confidential information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and each party hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such confidential information by any of its Affiliates, directors, officers, employees, consultants, subcontractors, subCOMPANYs or agents. COMPANY’s Confidential Information includes but is not limited to the development plan, development reports and all other financial and business reports, strategies, and agreements (including sublicenses) of COMPANY. The parties agree to keep the terms of this Agreement confidential, provided that each party may disclose this Agreement to

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their authorized agents and investors who are bound by similar confidentiality provisions. Notwithstanding the foregoing, Confidential Information of a party shall not include information which: (a) was lawfully known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party; (b) was or becomes generally available in the public domain, without the fault of the receiving party; (c) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure; (d) is required by law, rule, regulation or legal process to be disclosed, provided that the receiving party making such disclosure shall take all reasonable steps to restrict and maintain to the extent possible confidentiality of such disclosure and shall provide reasonable notice to the other party to allow such party the opportunity to oppose the required disclosure; or (e) has been independently developed by employees or others on behalf of the receiving party without access to or use of disclosing party’s information as demonstrated by written record. Each party’s obligations under this Section shall extend for a period of five (5) years from termination or expiration of this Agreement.

24.UNIVERSITY RULES AND REGULATIONS:

COMPANY understands and agrees that University of Miami personnel who are engaged by COMPANY, whether as consultants, employees or otherwise, or who possess a material financial interest in COMPANY, are subject to the University of Miami’s rule regarding outside activities and financial interests, and the University of Miami’s Intellectual Property Policy. Any term or condition of an agreement between COMPANY and such University of Miami personnel which seeks to vary or override such personnel’s obligations to the University of Miami may not be enforced against such personnel, or the University of Miami, without the express written consent of an individual authorized to vary or waive such obligations on behalf of the University of Miami.

25.ENTIRE AGREEMENT:

This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both parties hereto.

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26.CONTRACT FORMATION AND AUTHORITY:

MIAMI and COMPANY each warrant and represent that the persons signing this Agreement on its behalf have authority to execute this Agreement and that the execution of this Agreement does not violate any law, rule or regulation applicable to it or any contract or other agreement by which it is bound.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.

[SIGNATURE PAGE FOLLOWS]

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PELICAN THERAPEUTICS, INC.

Date:	11/19/13	By:	/s/ Josiah Hornblower
		Name	Josiah Hornblower
		Title	President, Pelican Therapeutics, Inc.

UNIVERSITY OF MIAMI

Date:	11/11/13	By:	/s/ Norma Sue Kenyon
		Name	Norma Sue Kenyon
		Title	Vice Provost for Innovation